Exhibit 5.1


                      [Letterhead of Dorsey & Whitney LLP]
                              DORSEY & WHITNEY LLP
                             Pillsbury Center South
                             220 South Sixth Street
                        Minneapolis, Minnesota 55402-1498
                            Telephone: (612) 340-2600
                               Fax: (612) 340-2868


Donaldson Company, Inc.
1400 West 94th Street
Minneapolis, Minnesota 55431

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

          We have acted as counsel to Donaldson Company, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 relating to the sale by the Company from time to time of up to 400,000 shares of Common Stock, $5.00 par value, of the Company (the "Shares"), initially issuable upon the exercise of stock options granted pursuant to the Donaldson Company, Inc. Stock Option Program for Nonemployee Directors and the Donaldson Company, Inc. 1998 Nonemployee Director Stock Option Plan (the "Plans").

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinion set forth below. In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

          Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plans under which such Shares are issued, will be validly issued, fully paid and nonassessable.

          Our opinion expressed above is limited to the laws of the State of Delaware.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Dated:  May 29, 1998

                                                Very truly yours,


                                                /s/  DORSEY & WHITNEY LLP

RAR